Exhibit 1.2

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 14.1
ARTICLES OF ARRANGEMENT
(Section 192)

1- Name of the applicant corporation(s)	Corporation number
LEDDARTECH INC. LeddarTech Holdings Inc.	1039504-8 1493000-2

2 - Name of the corporation(s) the articles of which are amended, if applicable	Corporation number

3 - Name of the corporation(s) created by amalgamation, if applicable	Corporation number
LeddarTech Holdings Inc. LeddarTech Holdings Inc.	1548304-2 1548308-5

4 - Name of the dissolved corporation(s), if applicable	Corporation number

5 - Name of the other bodies corporate involved, if applicable	Corporation number or jurisdiction
Prospector Capital Corp.	Cayman Islands

6 - In accordance with the order approving the arrangement, the plan of arrangement attached hereto, involving the above named body(ies) corporate, is hereby effected.

In accordance with the plan of arrangement,

☐ a. the articles of the corporation(s) indicated in item 2, are amended.
If the amendment includes a name change, indicate the change below:

LeddarTech Holdings Inc. and Prospector Capital Corp. See attached Schedule A.
LeddarTech Holdings Inc. and LEDDARTECH INC. See attached Schedule B.

☐ c. the corporation(s) indicated in item 4 is(are) liquidated and dissolved:

7 - I hereby certify that I am a director or an authorized officer of one of the applicant corporations.

Signature: *(Signed) Charles Boulanger*

Print name: Charles Boulanger

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3189E (2020/01) Page 1 of 2

December 21, 2023

Canada

LEDDARTECH INC.
ARTICLES OF ARRANGEMENT

SCHEDULE A

6b.	The following bodies corporate and/or corporations are amalgamated (for CBCA corporations include the corporation number):

LeddarTech Holdings Inc. – Corporation number 1493000-2

Prospector Capital Corp.

LEDDARTECH INC.
ARTICLES OF ARRANGEMENT

SCHEDULE A-1

1.	Name of the corporation(s) created by amalgamation:

LeddarTech Holdings Inc.

2.	The province or territory in Canada where the registered office is situated:

Quebec

3.	The classes and any maximum number of shares that the corporation is authorized to issue:

See attached Schedule A-2.

4.	Restrictions, if any, on share transfers:

None

5.	Minimum and maximum number of directors:

Minimum 3 Maximum 11

6.	Restrictions, if any, on the business the corporation may carry on:

None.

7.	Other provisions, if any:

None

LEDDARTECH INC.
ARTICLES OF ARRANGEMENT
SCHEDULE A-2

The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of Common Shares;

Unlimited number of Class A Non-Voting Special Shares;
Unlimited number of Class B Non-Voting Special Shares;
Unlimited number of Class C Non-Voting Special Shares;
Unlimited number of Class D Non-Voting Special Shares;
Unlimited number of Class E Non-Voting Special Shares;
Unlimited number of Class F Non-Voting Special Shares; and
Unlimited number of Preferred Shares.

PART 1
DEFINITIONS

1.1	Definitions. In Part 1, Part 2, Part 3, Part 4, and Part 5 of these Articles:

(a)	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)	“Automatic Conversion” means the automatic conversion into Common Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of these Articles.

(c)	“Automatic Conversion Date” has the meaning set forth in Article 4.7.

(d)	“Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)	“Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Corporation on or about June 12, 2023.

(f)	“Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)	“CBCA” means the Canada Business Corporations Act.

(h)	“Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Corporation or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Corporation or (y) that results, directly or indirectly, in the shareholders of the Corporation as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Corporation immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Common Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

(i)	“Class A Non-Voting Special Shares” means the Class A Non-Voting Special Shares in the capital of the Corporation.

(j)	“Class B Non-Voting Special Shares” means the Class B Non-Voting Special Shares in the capital of the Corporation.

(k)	“Class C Non-Voting Special Shares” means the Class C Non-Voting Special Shares in the capital of the Corporation.

(l)	“Class D Non-Voting Special Shares” means the Class D Non-Voting Special Shares in the capital of the Corporation.

(m)	“Class E Non-Voting Special Shares” means the Class E Non-Voting Special Shares in the capital of the Corporation.

(n)	“Class F Non-Voting Special Shares” means the Class F Non-Voting Special Shares in the capital of the Corporation.

(o)	“Class A Non-Voting Special Share Conversion Event” has the meaning set forth in Article 4.1.

(p)	“Closing Date” means the closing date of the Business Combination Transaction.

(q)	“Common Shares” means the Common Shares in the capital of the Corporation.

(r)	“Conversion Rate” has the meaning set forth in Article 3.5.

(s)	“Equity Securities” means the Common Shares, the Preferred Shares, the Non- Voting Special Shares or any other class of shares or series thereof in the capital of the Corporation or similar interest in the Corporation (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(v)	“holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Corporation in respect of such Equity Securities.

(w)	“Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(x)	“Non-Voting Special Shares” means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

(y)	“Preferred Shares” means the preferred shares in the capital of the Corporation, issuable in series.

(z)	“Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non-Voting Special Share, Class E Non-Voting Special Share and Class F Non- Voting Special Share, shall be equal to US$0.00000000001 per share.

(aa)	“Redemption Time” has the meaning set forth in Article 3.4.

(bb)	“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)	“Trading Day” means any day on which Common Shares are actually traded on the principal securities exchange or securities market on which Common Shares are then traded.

(dd)	“VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Corporation.

PART 2
COMMON SHARES

2.1 Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

2.2 Dividends. Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, on a pari passu basis out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

2.3 Liquidation Distribution. In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Corporation.

PART 3

NON-VOTING SPECIAL SHARES

3.1 Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2 Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3 Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Corporation to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.4	Redemption. Subject to subsection 36(2) of the CBCA, the Corporation shall:

(a)	at any time after the 7th year anniversary of the Closing Date; or

(b)	at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Common Shares in accordance with the provisions of Part 4, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Corporation shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5 Conversion Provisions. Unless and until adjusted as provided for in this Article 3.5, for all conversions of Non-Voting Special Shares, each Special Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)	No fractional Common Shares shall be issued upon conversion of the Non-Voting Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)	If the Corporation shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Corporation shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)	If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)	In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this Article 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this Article 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(e)	Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Common Shares in exchange therefor.

PART 4

AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1 Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Corporation, the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00;

(b)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; and

(c)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this Article 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Common Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

4.2 Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$12.00 per Common Share.

4.3 Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$14.00 per Common Share.

4.4 Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$16.00 per Common Share.

4.5 Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Corporation enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Corporation for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.6 Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Corporation (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.7 Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing Articles, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that in each case all holders of Non- Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates (or evidences of book- entry registration) evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its transfer agent to indemnify the Corporation (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8 Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Common Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Common Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

PART 5
PREFERRED SHARES

5.1	Issuable in Series.

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of the Corporation, the board of directors of the Corporation may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

5.2	Voting Rights

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

5.3	Dividend Rights

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

5.4	Liquidation Rights

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

ARTICLES OF ARRANGEMENT
SCHEDULE B

6b.	The following bodies corporate and/or corporations are amalgamated (for CBCA corporations include the corporation number):

LeddarTech Holdings Inc. – Corporation number 1548304-2

LEDDARTECH INC. – Corporation number 1039504-8

LEDDARTECH INC.
ARTICLES OF ARRANGEMENT
SCHEDULE B-1

1.	Name of the corporation(s) created by amalgamation:

LeddarTech Holdings Inc.

2.	The province or territory in Canada where the registered office is situated:

Quebec

3.	The classes and any maximum number of shares that the corporation is authorized to issue:

See attached Schedule B-2.

4.	Restrictions, if any, on share transfers:

None

5.	Minimum and maximum number of directors:

Minimum 3 Maximum 11

6.	Restrictions, if any, on the business the corporation may carry on:

None.

7.	Other provisions, if any:

None

LEDDARTECH INC.
ARTICLES OF ARRANGEMENT
SCHEDULE B-2

The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of Common Shares;

Unlimited number of Class A Non-Voting Special Shares;
Unlimited number of Class B Non-Voting Special Shares;
Unlimited number of Class C Non-Voting Special Shares;
Unlimited number of Class D Non-Voting Special Shares;
Unlimited number of Class E Non-Voting Special Shares;
Unlimited number of Class F Non-Voting Special Shares; and
Unlimited number of Preferred Shares.

PART 1
DEFINITIONS

1.1	Definitions. In Part 1, Part 2, Part 3, Part 4, and Part 5 of these Articles:

(a)	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)	“Automatic Conversion” means the automatic conversion into Common Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of these Articles.

(c)	“Automatic Conversion Date” has the meaning set forth in Article 4.7.

(d)	“Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)	“Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Corporation on or about June 12, 2023.

(f)	“Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)	“CBCA” means the Canada Business Corporations Act.

(h)	“Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Corporation or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Corporation or (y) that results, directly or indirectly, in the shareholders of the Corporation as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Corporation immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Common Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

(i)	“Class A Non-Voting Special Shares” means the Class A Non-Voting Special Shares in the capital of the Corporation.

(j)	“Class B Non-Voting Special Shares” means the Class B Non-Voting Special Shares in the capital of the Corporation.

(k)	“Class C Non-Voting Special Shares” means the Class C Non-Voting Special Shares in the capital of the Corporation.

(l)	“Class D Non-Voting Special Shares” means the Class D Non-Voting Special Shares in the capital of the Corporation.

(m)	“Class E Non-Voting Special Shares” means the Class E Non-Voting Special Shares in the capital of the Corporation.

(n)	“Class F Non-Voting Special Shares” means the Class F Non-Voting Special Shares in the capital of the Corporation.

(o)	“Class A Non-Voting Special Share Conversion Event” has the meaning set forth in Article 4.1.

(p)	“Closing Date” means the closing date of the Business Combination Transaction.

(q)	“Common Shares” means the Common Shares in the capital of the Corporation.

(r)	“Conversion Rate” has the meaning set forth in Article 3.5.

(s)	“Equity Securities” means the Common Shares, the Preferred Shares, the Non- Voting Special Shares or any other class of shares or series thereof in the capital of the Corporation or similar interest in the Corporation (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(v)	“holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Corporation in respect of such Equity Securities.

(w)	“Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(x)	“Non-Voting Special Shares” means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

(y)	“Preferred Shares” means the preferred shares in the capital of the Corporation, issuable in series.

(z)	“Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non-Voting Special Share, Class E Non-Voting Special Share and Class F Non- Voting Special Share, shall be equal to US$0.00000000001 per share.

(aa)	“Redemption Time” has the meaning set forth in Article 3.4.

(bb)	“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)	“Trading Day” means any day on which Common Shares are actually traded on the principal securities exchange or securities market on which Common Shares are then traded.

(dd)	“VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Corporation.

PART 2
COMMON SHARES

2.1 Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series. The holders of Common Shares will be entitled to receive notice of any meeting of the shareholders at which they are entitled to vote and may attend and vote at such meetings.

2.2 Dividends. Subject to the prior rights of the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, on a pari passu basis out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

2.3 Liquidation Distribution. In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Special Shares, the holders of the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Corporation.

PART 3

NON-VOTING SPECIAL SHARES

3.1 Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2 Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3 Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Corporation to the holders of the Common Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

3.4	Redemption. Subject to subsection 36(2) of the CBCA, the Corporation shall:

(a)	at any time after the 7th year anniversary of the Closing Date; or

(b)	at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Common Shares in accordance with the provisions of Part 4, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Corporation shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5 Conversion Provisions. Unless and until adjusted as provided for in this Article 3.5, for all conversions of Non-Voting Special Shares, each Special Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)	No fractional Common Shares shall be issued upon conversion of the Non-Voting Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)	If the Corporation shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Corporation shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Common Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

(c)	If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)	In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Common Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this Article 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this Article 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(e)	Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Common Shares in exchange therefor.

PART 4

AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1 Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Corporation, the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00;

(b)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; and

(c)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Common Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this Article 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Common Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

4.2 Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$12.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$12.00 per Common Share.

4.3 Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$14.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$14.00 per Common Share.

4.4 Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Common Shares achieve a VWAP of greater than US$16.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$16.00 per Common Share.

4.5 Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Corporation enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Corporation for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.6 Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Corporation (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)	there occurs any Change of Control Transaction with a valuation of the Common Shares that is greater than US$10.00 per Common Share.

4.7 Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing Articles, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that in each case all holders of Non- Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates (or evidences of book- entry registration) evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its transfer agent to indemnify the Corporation (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8 Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Common Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Common Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

PART 5
PREFERRED SHARES

5.1	Issuable in Series.

The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and the articles of the Corporation, the board of directors of the Corporation may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights, privileges, restrictions or conditions to the Preferred Shares of each series including, without limitation, voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the Preferred Shares of the series.

5.2	Voting Rights

Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

5.3	Dividend Rights

Preferred shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

5.4	Liquidation Rights

In the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of property or assets over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

SUPERIOR COURT
(Commercial division)

CANADA
PROVINCE DE QUÉBEC
DISTRICT DE QUÉBEC

N° : **200-11-028823-238**

DATE : November 8th, 2023

PRESIDENT : THE HONOURABLE JEAN-FRANÇOIS ÉMOND (JE 0144)

IN THE MATTER OF A PROPOSED ARRANGEMENT CONCERNING LEDDARTECH INC.

LEDDARTECH INC.

-and-

LEDDARTECH HOLDINGS INC.

Applicants

-and-

PROSPECTOR CAPITAL CORP.

-and-

THE SECURITYHOLDERS OF LEDDARTECH INC.

-and-

THE DIRECTOR APPOINTED PURSUANT TO THE CBCA

Impleaded Parties

FINAL ORDER[1]

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[1] **GIVEN** the *Amended Application for Interim and Final Orders in Connection with a Proposed Arrangement* (the "**Application**") of the Applicants LeddarTech Inc. ("**LeddarTech**") and LeddarTech Holdings Inc. (each an "**Applicant**", and collectively the "**Applicants**") pursuant to section 192 of the *Canada Business Corporations Act*, RSC 1985, c C-44 (the "**CBCA**"), the exhibits, and the sworn statement in support thereof;

---

1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Circular (Exhibit P-1).

200-11-028823-238 PAGE : 2

[2] **GIVEN** that this Court is satisfied that the Director appointed pursuant to the CBCA has been duly served with the Application;

[3] **GIVEN** the representations of counsel for the Applicants;

[4] **GIVEN** the provisions of the CBCA;

[5] **GIVEN** the Order rendered by this Court on October 4, 2023 (the "**Interim Order**");

[6] **GIVEN** the outlined of argument describing the background of the proposed arrangement and the arrangement itself;

[7] **GIVEN** the sworn statement of David Torralbo, Leddartech inc.'s Chief Legal Officer and scrutineer at the special meeting of shareholders of Leddardtech inc., held on November 6, 2023, at 10:00 AM.

[8] **GIVEN** that this sworn statement shows that: **1)** 96.1% of the Leddartechc's shareholders holding voting rights were present or represented by proxy at the meeting; and **2)** 100% of these shareholders approved the proposed arrangement;

[9] **GIVEN** the sworn statement of Charles Boulanger, Leddartech inc.'s Chief Executive Officer declaring that Leddardtech inc. is not insolvent;

[10] **GIVEN** that the evidence shows that the proposed arrangement: **1)** is the practicable way to proceed; **2)** is put forward in good faith; and **3)** is fair and reasonable, having a valid business purpose and the unanimous support of the shareholders and the directors;

[11] **GIVEN** that this Court is satisfied that the Arrangement conforms with the requirements of the CBCA and the Interim Order, has a valid business purpose, resolves in a fair and balanced way the objections of those whose legal rights are being arranged, and is fair and reasonable;

FOR THESE REASONS, THE COURT:

[12] **GRANTS** the Final Order sought herein;

[13] **DECLARES** that service of the Application has been made in accordance with the Interim Order, is valid and sufficient, and amounts to valid service of same;

[14] **DECLARES** that the Arrangement has been duly adopted in accordance with the Interim Order;

[15] **DECLARES** that the Arrangement conforms with the requirements of the CBCA, has a valid business purpose, resolves in a fair and balanced way the objections of those whose legal rights are being arranged, and is fair and reasonable;

200-11-028823-238 PAGE : 3

[16] **DECLARES** that the terms and conditions of the Arrangement are procedurally and substantively fair and reasonable to the Shareholders, to the holders of Company Options and to the Applicants;

[17] **DECLARES** that the Arrangement is hereby approved and ratified and **ORDERS** that the Arrangement, as it may be amended in accordance with the Interim Order, shall take effect in accordance with the terms of the Plan of Arrangement at the Effective Time, as defined therein;

[18] **ORDERS** provisional execution of the Final Order sought notwithstanding any appeal therefrom and without the necessity of furnishing any security;

[19] **REQUESTS** the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada, the Federal Court and any judicial, regulatory or administrative of body of any other nation or state, to assist the Applicant and its agents in carrying out the terms of the Final Order

[20] **DECLARES** that this Court shall remain seized of this matter to resolve any difficulty which may arise in relation to, or in connection with the implementation of the Arrangement;

[21] **THE WHOLE** without legal costs.

JEAN-FRANÇOIS ÉMOND, j.s.c.

Mtre. Stéphanie Lapierre
Mtre. Nathalie Nouvet
Stikeman Elliott LLP
Attorneys for the Applicants LeddarTech Inc. and LeddarTech Holdings Inc.

Mtre. Fabrice Benoît
Mtre. Sophie Courville-Le Bouyonnec
Mtre. Jack M. Little
Osler, Hoskin & Harcourt LLP
Attorneys for the Impleaded Party Prospector Capital Corp.

Date of the hearing: November 8th, 2023

LEDDARTECH INC.

ARTICLES OF ARRANGEMENT

EXHIBIT A

PLAN OF ARRANGEMENT

(attached)

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1	In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Business Combination Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Affected Securities” means, collectively, the Company Shares, the Company Options, the Prospector Shares and the Prospector Warrants;

“Affected Securityholders” means, collectively, the Company Shareholders, holders of Company Options, holders of Prospector Shares and holders of Prospector Warrants;

“Allocation Schedule” means the allocationschedule to be delivered no laterthan five(5) Business Days prior to the Effective Date by the Company to Prospector and Newco (and to be delivered by Newco to the Exchange Agent thereafter) in accordance with Section 2.3 of the Business Combination Agreement;

“Amalco” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Amalco Common Shares” means common shares of Amalco;

“Amalco Earnout Special Shares” means the 1,000,000 Class B Non-Voting Special Shares, 1,000,000 Class C Non-Voting Special Shares, 1,000,000 Class D Non-Voting Special Shares, 1,000,000 Class E Non-Voting Special Shares and 1,000,000 Class F Non-Voting Special Shares in the capital of Amalco, convertible into Amalco Common Shares and redeemable in accordance with their terms;

“Amalco Share Redemption” has the meaning ascribed thereto in Section 3.1(c) of this Plan of Arrangement;

“Amalco Shares” means the Amalco Common Shares, Amalco Sponsor Special Shares and Amalco Earnout Special Shares;

“Amalco Sponsor Special Shares” means the Prospector New Sponsor Special Shares exchanged pursuant to the Prospector Amalgamation;

“Amalco Vesting Sponsor Warrants” means Prospector New Vesting Sponsor Warrants held by the Sponsor as exchanged for Amalco Warrants pursuant to the Prospector Amalgamation, which will be subject to the same vesting conditions as the Prospector New Vesting Sponsor Warrants as set out in the Sponsor Letter Agreement;

“Amalco Warrants” means each warrant of Amalco to purchase one Amalco Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Amalco Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Business Combination Agreement or Article 7 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Company and Prospector, each acting reasonably;

“Arrangement Dissent Rights” has the meaning ascribed thereto in Section 4.1 of this Plan of Arrangement;

“Arrangement Effective Time” means 4:30 p.m. (Montreal time) on the Effective Date, which time shall be after the Prospector Transactions, or such other time as the Company and Prospector may agree upon in writing;

“Business Combination Agreement” means the business combination agreement made as of June June 12, 2023 by and among the Company, Newco and Prospector, including all exhibits and schedules annexed thereto, as the samemay be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“CBCA” means the Canada Business Corporations Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Company” means LeddarTech Inc., a corporation incorporated under the laws of Canada;

“Company Amalgamation” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Amalgamation Effective Time” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Company Articles” means the articles of incorporation of the Company, as amended from time to time (including by those articles of amendment of the Company dated November 1, 2021);

“Company Class M Shares” means the Class M preferred shares of the Company;

“Company Common Shares” means the common shares of the Company;

“Company Common Shareholders” means, at anytime, the holders of Company Common Shares issued and outstanding at such time and “Company Common Shareholder” means any one of them;

“Company Equity Plans” means, collectively, (a) the Fourth Amended and Restated Option Plan of the Company, dated April 15, 2020 (as amended from time to time), (b) the Company Management Stock Option Plans, and (c) each other plan, including any applicable sub-plan, that provides for the award to any current or former director, manager, officer, employee, individual independent contractor, consultant or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company;

“Company Management Stock Option Plans” means the three (3) Management Stock Option Plans of the Company, dated June 18, 2015, December 19, 2017 and September 30, 2020 (as amended from time to time);

“Company M-Options” means the outstanding options to purchase Company Class M Shares granted pursuant to the Company Management Stock Option Plans;

“Company Options” means the outstanding options to purchase Company Shares granted pursuant to a Company Equity Plan;

“Company Preferred Shareholders” means, at any time, the holders of Company Preferred Shares issued and outstanding at such time and “Company Preferred Shareholder” means any one of them;

“Company Preferred Shares” the preferred shares of the Company designated as “Class A preferred shares”, “Class B preferred shares”, “Class C preferred shares”, “Class D-1 preferred shares”, “Class D-2 preferred shares” or “Class M preferred shares” issuable in series of “Class M preferred shares, series 2014”, “Class M preferred shares 2017” and “Class M preferred shares, series 2020” pursuant to the Company Articles;

“Company Share Conversion” has the meaning ascribed thereto in Section 3.1(f) of this Plan of Arrangement;

“Company Shareholders” means, at any time, the holders of Company Common Shares, Company Preferred Shares or both, in each case issued and outstanding at such time and “Company Shareholder” means any one of them;

“Company Shareholders Agreement” means the amended and restated unanimous shareholders agreement entered into as of November 1, 2021 among all the shareholders of the Company and the Company as amended, supplemented, restated or replaced from time to time;

“Company Shares” means, collectively, Company Common Shares and Company Preferred Shares;

“Court” means the Superior Court of Québec;

“Dissenting Shareholders” means a registered Company Shareholder (other than a Supporting Company Shareholder) who exercises Arrangement Dissent Rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in this Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who has not withdrawn or been deemed to have withdrawn such exercise of Arrangement Dissent Rights;

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“Eligible Holder” means a Company Common Shareholder that is (a) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act, or (b) a partnership, any member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act;

“holder”, when used with reference to any securities of the Company, means the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company in respect of such securities;

“Interim Order” means the interim order of the Court contemplated by Section 2.1(a) of the Business Combination Agreement and made pursuant to section 192(4) of the CBCA, in a form acceptable to the Company and Prospector, each acting reasonably providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court or with the consent of Prospector and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Prospector;

“Letter of Transmittal” means the letter of transmittal to be provided by the Company to the Company Shareholders which provides a means for the delivery of any certificates representing Company Shares to the Exchange Agent and for instructions to be given by such Company Shareholder to the Exchange Agent for the delivery of the Exchange Consideration;

“Newco” means LeddarTech Holdings Inc., a corporation incorporated under the laws of Canada;

“Prospector” means Prospector Capital Corp, a Cayman Islands exempted company, and any successor thereof;

“Prospector Amalgamation” has the meaning ascribed thereto in Section 3.1(a) of this Plan of Arrangement;

“Prospector Class A Shares” means Prospector’s Class A ordinary shares, $0.0001 par value.

“Prospector Common Shares” means Prospector Class A Shares after giving effect to the Prospector Continuance;

“Prospector New Sponsor Special Shares” means Prospector SponsorSpecial Shares after giving effect to the Prospector Continuance;

“Prospector New Warrant” means Prospector Warrants after giving effect to the Prospector Continuance;

“Prospector Transactions” means, sequentially, (i) the Prospector Shareholder Redemption, (ii) the Prospector Share Issuance, and (iii) the Prospector Continuance, as set out in the Business Combination Agreement, all of which shall occur on the Effective Date and prior to the Arrangement Effective Time;

“Prospector Vesting Sponsor Warrants” has the meaning set forth in the Business Combination Agreement.

“Prospector New Vesting Sponsor Warrants” means Prospector Vesting Sponsor Warrants after giving effect to Prospector Continuance.

“Prospector Warrants” means each warrant to purchase one Prospector Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and Sponsor Letter Agreement, and shall include the Prospector Vesting Sponsor Warrants as set forth in the Allocation Schedule.

“Plan of Arrangement” means this plan of arrangement and any amendments, supplements, modifications or variations hereto made in accordance with this Plan of Arrangement, the applicable provisions of the Business Combination Agreement, or upon the direction of the Court in the Final Order with the prior written consent of the Company and Prospector, each acting reasonably;

“Pro Rata Ownership” means each Company Shareholder’s pro rata interest in the issued and outstanding Company Common Shares immediately prior to the Share Exchange;

“Rollover Equity Awards” means an equity award with respect to the Surviving Company Shares that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“Share Exchange” has the meaning ascribed thereto in Section 3.1(h) of this Plan of Arrangement;

“Surviving Company” has the meaning ascribed thereto in Section 3.1(j) of this Plan of Arrangement;

“Surviving Company Arrangement Options” has the meaning ascribed thereto in Section 3.1(k)(iii) of this Plan of Arrangement;

“Surviving Company Common Shares” means the Amalco Common Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Earnout Special Shares” means the Amalco Earnout Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Equity Inventive Plan” means the equity incentive plan adopted by the board of directors of the Company immediately prior to the Arrangement Effective Time;

“Surviving Company Shares” means, collectively, the Surviving Company Common Shares, the Surviving Company Sponsor Special Shares, and the Surviving Company Earnout Special Shares;

“Surviving Company Sponsor Special Shares” means the Amalco Sponsor Special Shares outstanding immediately after the Company Amalgamation;

“Surviving Company Warrants” means each warrant of Surviving Company to purchase one Surviving Company Common Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement and the Sponsor Letter Agreement and shall include the Surviving Company Vesting Sponsor Warrants as set forth in the Allocation Schedule;

“Surviving Company Vesting Sponsor Warrants” means Amalco Vesting Sponsor Warrants outstanding immediately after the Company Amalgamation; and

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

1.2	In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)	the division of this Plan of Arrangement into Articles and Sections and the further division thereof into subsectionsand the insertion of headings are for convenienceof reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or subsection refers to the specified Article, Section or subsection to this Plan of Arrangement;

(b)	time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period will be extended to the next Business Day following the day on which it would otherwise end;

(c)	the terms “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto;

(d)	words importing the singular number only will include the plural and vice versa and words importing the use of any gender will include all genders;

(e)	the word “including” means “including, without limiting the generality of the foregoing”;

(f)	a reference to a statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted or replaced and includes any regulation, rule or policy made thereunder; and

(g)	all references to cash or currency in this Plan of Arrangement are to United States dollars unless otherwise indicated.

1.3	This Plan of Arrangement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code and Treasury Regulations Sections 1.368- 2(g) and 1.368-3(a).

ARTICLE 2

BUSINESS COMBINATION AGREEMENT

2.1	This Plan of Arrangement is made pursuant to and subject to the provisions of the Business Combination Agreement andconstitutes an arrangement as referred to in Section 192 of the CBCA. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

2.2	This Plan of Arrangement and the Arrangement will become effective as of the Arrangement Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Affected Securityholders, Prospector, Newco, the Company, Amalco, Surviving Company and the Exchange Agent from and after the Arrangement Effective Time.

ARTICLE 3
ARRANGEMENT

3.1	On the Effective Date, the following transactions will occur and will be deemed to occur sequentially, at the times and in the order set out below and without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a)	At 2:30 p.m. (Montreal time), Prospector shall complete the Prospector Continuance pursuant to which Prospector shall be continued from the Cayman Islands to the laws of Canada and domesticate as a company existing under the CBCA and adopt the A&R Prospector Governing Documents;

(b)	At 4:30 p.m. (Montreal time), Prospector and Newco shall amalgamate to continue as one corporate entity (as so amalgamated, “Amalco”) with the same effect as if they were amalgamated under section 186 of the CBCA (the “Prospector Amalgamation”), except that the separate legal existence of Newco shall not cease and Newco shall survive the Prospector Amalgamation as Amalco, and for the avoidance of doubt, the Prospector Amalgamation together with the transactions described in Section 3.1(c) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code for all United States federal income tax purposes and the Prospector Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Pursuant to the Prospector Amalgamation:

(i)	each Prospector Common Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Common Share, each holder of Prospector Common Shares so converted will be added to the register of holders of Amalco Common Shares, andeach Prospector Common Share will be cancelled without any repayment of capital;

(ii)	each Prospector New Earnout Special Share, if any, outstanding immediately prior to the Prospector Amalgamation will be converted, on a class-by-class basis, to one Amalco Earnout Special Share, each holder of Prospector New Earnout Special Shares so converted will be added to the register of holders of Amalco Earnout Special Shares and each Prospector New Earnout Special Share so converted will be cancelled without any repayment of capital;

(iii)	each Prospector New Sponsor Special Share outstanding immediately prior to the Prospector Amalgamation will be converted to one Amalco Sponsor Special Share, each holder of Prospector New Sponsor Special Shares so converted will be added to the register of holders of Amalco Sponsor Special Shares and each Prospector New Sponsor Special Share so converted will be cancelled without any repayment of capital;

(iv)	the Newco Share outstanding immediately prior to the Prospector Amalgamation will be converted into one Amalco Common Share, the holder of the Newco Share so converted will be added to the register of holders of Amalco Common Shares and such Newco Share so converted will be cancelled without any repayment of capital;

(v)	each Prospector New Warrant that is outstanding immediately prior to the Prospector Amalgamation shall be exchanged for one Amalco Warrant (which shall include all outstanding Prospector New Vesting Sponsor Warrants being exchanged solely for Amalco Vesting Sponsor Warrants and no other Prospector New Warrants being exchanged for Amalco Vesting Sponsor Warrants), subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement and, as applicable, the Sponsor Letter Agreement;

(vi)	the name of Amalco will be LeddarTech Holdings Inc.;

(vii)	the registered office of Amalco will be the same registered office as Newco;

(viii)	the articles of amalgamation of Amalco will continue in the form of the articles of incorporation of Newco, as amended;

(ix)	the by-laws of Newco will continue as the by-laws of Amalco;

(x)	the directors of Amalco will be Nicholas J. Stone, Derek Kenneth Aberle, Frantz Saintellemy, Charles Boulanger, Michelle Sterling, and Yann Delabrière;

(xi)	the stated capital of Amalco will be the sum of the stated capital of Prospector and Newco;

(xii)	Amalco will own and hold all property of Prospector and Newco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Prospector Amalgamation, and all obligations of Prospector and Newco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(xiii)	Amalco will continue to be liable for the obligations of Prospector and Newco;

(xiv)	all rights, contracts, permits and interests of Prospector and Newco will continue as rights, contracts, permits and interests of Amalco and, for greater certainty, the Prospector Amalgamation will not constitute a transfer or assignment of the rights or obligations of Prospector and Newco under any such rights, contracts, permits and interests;

(xv)	any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)	a civil, criminal or administrative action or proceeding pending by or against Prospector or Newco may be continued by or against Amalco; and

(xvii)	a conviction against, or ruling, order or judgment in favour of or against, Prospector or Newco may be enforced by or against Amalco;

(c)	at 4:35 p.m. (Montreal time), the Amalco Common Share held by the Company will be purchased for cancellation by Amalco for cash equal to the subscription price for the Newco Share for which such Amalco Common Share was converted pursuant to Section 3.1(b)(iv) (the “Amalco Share Redemption”);

(d)	immediately following the Amalco Share Redemption, notwithstanding the terms of the Company Shareholders Agreement, the Company Shareholders Agreement will be terminated and the parties to the Company Shareholders Agreement will cease to have any rights or obligations under the Company Shareholders Agreement;

(e)	immediately following the termination of the Company Shareholders Agreement, the Company will, subject to and in accordance with the terms and conditions of the Subscription Agreements, issue such number of Initial Investors Tranche B Notes and Additional Investors Notes to the Investors as contemplated by the Subscription Agreements;

(f)	at 4:40 p.m. (Montreal time), each Company Preferred Share held by a Company Preferred Shareholder immediately prior to the Arrangement Effective Time will be converted into and exchanged for a number non-assessable Company Common Share(s) to be determined in accordance with the terms of Part II B. (5) and Part II C. (5) of the Company Articles and as set forth in the Allocation Schedule (the “Company Share Conversion”):

(i)	such Company Preferred Shareholder will ceaseto haveany rights as the registered holder of Company Preferred Shares (other than the right to receive the consideration contemplated by this Section 3.1(f)); and

(ii)	the name of such Company Preferred Shareholder will be removed as the registered holder of such Company Preferred Shares from the applicable securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Company Common Shares on the applicable securities register of the Company maintained by or on behalf of the Company, and such Company Preferred Shares will be cancelled;

(g)	immediately following the Company Share Conversion, each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Dissenting Shareholder will be deemed to be transferred and assigned by such Dissenting Shareholder to the Company free and clear of all Charges, in accordance with, and for the consideration contemplated in, Article 4:

(i)	each Dissenting Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by Article 4, and (B) any dividends and other distributions payable in respect of the Company Common Shares held by such Dissenting Shareholder as of the Arrangement Effective Time, to the extent applicable, in each case less any amounts required to be withheldin accordance with Section 6.2, as applicable;

(ii)	each Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each Company Common Shares held by such Dissenting Shareholder; and

(iii)	the name of each Dissenting Shareholder will be removed as the registered holder of Company Common Shares from the applicable central securities register of the Company maintained by or on behalf of the Company and at such time, such Dissenting Shareholder will have the rights set out in Section 4.1;

(h)	at 7:00 p.m. (Montreal time), each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(f)) held by a Company Common Shareholder (other than, for the avoidance of doubt, a Dissenting Shareholder) immediately prior to effecting the steps in this Section 3.1(h) will be transferred to Amalco in consideration for that number of Amalco Common Shares and Amalco Earnout Special Shares as set forth in the Allocation Schedule, which number of Amalco Earnout Special Shares to be issued to a Company Common Shareholder pursuant to this Section 3.1(h) shall be in proportion to such Company Common Shareholder’s Pro Rata Ownership (the “Share Exchange”):

(i)	such Company Common Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by this Section 3.1(h), and (B) any dividends and other distributions payable in respect of the Company Common Shares as of immediately prior to effecting the steps in this Section 3.1(h), in each case less any amounts required to be withheld in accordance with Section 6.2;

(ii)	the name of such Company Common Shareholder will be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company, and added as a registered holder of Amalco Common Shares and/or Amalco Earnout Special Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco; and

(iii)	Amalco will be recorded as the registered holder of such Company Common Shares so transferred and acquired in accordance with this Section 3.1(h) and will be deemed to be the legal and beneficial owner thereof free and clear of all Charges;

(i)	immediately following the Share Exchange, the stated capital of all Company Shares shall be reduced to $1.00 in the aggregate, without payment or distribution;

(j)	at 7:05 p.m. (Montreal time), the Company and Amalco shall amalgamate to continue as one corporate entity (the “Surviving Company”), with the same effect as if they were amalgamated under section 184 and section 186 of the CBCA (the “Company Amalgamation”), except that the separate legal existence of Amalco shall not cease and Amalco shall survive the Company Amalgamation as the Surviving Company, and, for the avoidance of doubt, the Company Amalgamation together with the transactions described in Section 3.1(h) and Section 3.1(k) are intended to qualify as a reorganization within the meaning of section 368(a)(1)(A) of the Code for all United States federal income tax purposes and the Company Amalgamation is intended to qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. Upon the occurrence of the Company Amalgamation (the “Company Amalgamation Effective Time”) and thereafter:

(i)	each Amalco Common Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent oneSurviving Company Common Share, and each holder of such Amalco Common Shares will be reflected on the register of holders of Surviving Company Common Shares;

(ii)	each Amalco Earnout Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Earnout Special Share, and each holder of such Amalco Earnout Special Shares will be reflected on the register of holders of Surviving Company Earnout Special Shares;

(iii)	each Amalco Sponsor Special Share outstanding immediately prior to the Company Amalgamation will remain outstanding and shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Sponsor Special Share, and each holder of such Amalco Sponsor Special Shares will be reflected on the register of holders of Surviving Company Sponsor Special Shares;

(iv)	each Amalco Warrant outstanding immediately prior to the Company Amalgamation shall, from and after the Company Amalgamation Effective Time, represent one Surviving Company Warrant (including each Amalco Vesting Sponsor Warrant outstanding immediately prior to the Company Amalgamation, which shall be exchanged solely for one Surviving Company Vesting Sponsor Warrant and no other Amalco Warrant shall be exchanged for a Surviving Company Vesting Sponsor Warrant);

(v)	the name of Surviving Company will be LeddarTech Holdings Inc.;

(vi)	the registered office of Surviving Company will be the same registered office as Amalco;

(vii)	the articles of amalgamation of Amalco will continue as the articles of amalgamation of Surviving Company;

(viii)	the by-laws of Amalco will continue as the by-laws of the Surviving Company;

(ix)	the directors of Surviving Company will be Nicholas J. Stone, Derek Kenneth Aberle, Frantz Saintellemy, Charles Boulanger, Michelle Sterling, and Yann Delabrière;

(x)	the stated capital of Surviving Company will be the stated capital of Amalco;

(xi)	Surviving Company will own and hold all property of the Company and Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Company Amalgamation, and all obligations of the Company and Amalco, whether arising by contract or otherwise, may be enforced against Surviving Company to the same extent as if such obligations had been incurred or contracted by it;

(xii)	Surviving Company will continue to be liable for the obligations of the Company and Amalco;

(xiii)	the Surviving Company Equity Incentive Plan will continue in full force and effect;

(xiv)	all rights, contracts, permits, hypothecs, guarantees and interests of the Company and Amalco will continue as rights, contracts, permits, hypothecs, guarantees and interests of Surviving Company and, for greater certainty, the Company Amalgamation will not constitute a transfer or assignment of the rights or obligations of the Company and Amalco under any such rights, contracts, permits, hypothecs, guarantees and interests, including for the avoidance of any doubt, Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes shall each continue as, respectively, Initial Investors Tranche A Notes, Initial Investors Tranche B Notes and Additional Investors Notes of Surviving Company;

(xv)	any existing cause of action, claim or liability to prosecution will be unaffected;

(xvi)	a civil, criminal or administrative action or proceeding pending by or against the Company or Amalco may be continued by or against Surviving Company; and

(xvii)	a conviction against, or ruling, order or judgment in favour of or against, the Company or Amalco may be enforced by or against Surviving Company;

(k)	at 7:10 p.m. (Montreal time):

(i)	each Company Option (other than the Company M-Options) outstanding immediately prior to the Arrangement Effective Time shall be cancelled for no compensation or consideration whatsoever, and any rights, entitlements or obligations associated with such Company Options, including, but not limited to, the right to exercise such Company Options for Company Shares, shall cease and be of no further force or effect, and the name of the holder thereof will be removed from the applicable securities register of the Company;

(ii)	notwithstanding section 4.10 of each of the Company Management Stock Option Plans, each Company M-Option outstandingimmediately prior to the Arrangement Effective Time shall be exchanged for an option to purchasea number of Surviving Company Common Shares equal to the number of Class M Shares subject to such Company M-Option immediately prior to the Arrangement Effective Time multiplied by the Per Share Consideration (rounded down to the nearest whole share) under the Surviving Company Equity Incentive Plan at an exercise price per share equal to the exercise price per share of such Company M-Option immediately prior to the Arrangement Effective Time divided by the Per Share Consideration (rounded up to the nearest whole cent), and the portion of the Surviving Company Earnout Special Shares to be allocated to each such Rollover Equity Award upon exercise of such Rollover Equity Award pursuant to and in accordance with Section 2.7(a)(iii) of the Business Combination Agreement and the Allocation Schedule. Each such Rollover Equity Award shall be subject to the same terms and conditions (including applicable expiration and forfeiture provisions) that applied to the corresponding Company M-Option immediately prior to the Arrangement Effective Time (provided that (i) the options to purchase Surviving Company Common Shares shall vest after a 6-month period following the issuance thereof, and (ii) the rights set forth in section 4.10 of each of the Company Management Stock Option Plans shall beextinguished together with any other rights similar to the rights set forth in section 4.10(y) of the Company Management Stock Option Plans enabling the request for payment of an amount in cash by the Company under the Company Management Stock Option Plans), subject to the adjustments required by this Section 3.1(k)(i)(ii) after giving effect to the Arrangement;

(iii)	notwithstanding the foregoing, if it is determined in good faith by board of directors of the Surviving Company that the excess of the aggregate fair market value of the Surviving Company Common Shares subject to an option to purchase a number of Surviving Company Common Shares (a “Surviving Company Arrangement Option”) immediately afterthe issuanceof the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Surviving Company Arrangement Option (such excess referred to herein as the “In the Money Amount” of the Surviving Company Arrangement Option) would otherwise exceed the excess of the aggregate fair market value of the Company Shares subject to the Company Option in exchange for which the Surviving Company Arrangement Option was issued immediately before the issuance of the Surviving Company Arrangement Option over the aggregate option exercise price for such shares pursuant to the Company Option (such excess referred to as the “In the Money Amount” of the Company Option), the previous provisions will be modified so that the In the Money Amount of the Surviving Company Arrangement Option does not exceed the In the Money Amount of the Company Option in accordance with subsection 7(1.4) of the Tax Act but only to the extent necessary;

(l)	notwithstanding the terms of each Company Equity Plan, each Company Equity Plan will be terminated, and the Company and any holder of Company Options immediately prior to the steps in Section 3.1(k) will cease to have any rights or obligations under each Company Equity Plan.

The transactions provided for in this Section 3.1 will be deemed to occur on the Effective Date notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

3.2	Each Company Common Shareholderwho is an Eligible Holder shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such Company Common Shareholder is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax law), with respect to the transfer of its Company Common Shares to Amalco and the receipt of the Amalco Common Shares and Amalco Earnout Special Shares in respect thereof by: (A) notifying Amalco of its intention to make such an income tax election by completing the Letter of Transmittal accordingly; and (B) providing two signed copies of the necessary prescribed election form(s) to Amalco within 90 days following the Effective Date, duly completed with the details of the number of Company Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and completeand complying with the provisions of the Tax Act (and applicable provincial income tax law), the forms will be signed by Amalco and returned to such former Company Common Shareholder within 30 days after the receipt thereof by Amalco for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such former Company Common Shareholder. Amalco will not be responsible for the proper completion of any election form and, except for Amalco’s obligation to return duly completed and timely received election forms, Amalco will not be responsible for any taxes, interest or penalties resulting from the failure by a former Company Common Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

ARTICLE 4
RIGHTS OF DISSENT

4.1	In connection with the Arrangement, each registered Company Shareholder (other than a Supporting Company Shareholder) may exercise rights of dissent (the “Arrangement Dissent Rights”) with respect to the Company Shares held by such Company Shareholder pursuant to Section 190 of the CBCA, as modified by the Interim Order and this Section 4.1; provided that, notwithstanding Section 190(5), the written objection to the Company Arrangement Resolution referred to in such section of the CBCA must be received by the Company not later than 4:00 p.m. (Montreal time) on the day that is two Business Days preceding the Company Shareholders Meeting.

4.2	Dissenting Shareholders who duly exercise their Arrangement Dissent Rights and are ultimately entitled to be paid by the Company the fair value for their Company Common Shares (1) shall be deemed to not to have participated in the transactions in Article 3 (other than Section 3.1(g)); (2) shall be deemed to have transferred and assigned such Company Common Shares held by them in respect of which Arrangement Dissent Rights have been validly exercised to the Company, free and clear of all Liens, in accordance with Section 3.1(g); (3) will be entitled to be paid the fair value of such Company Common Shares by the Company, which fair value, notwithstanding anything to the contrary contained in the CBCA, shall be determined as of the close of business on the day before the Company Arrangement Resolution was adopted at the Company Shareholders Meeting; and (4) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholders not exercised their Arrangement Dissent Rights in respect of such Company Common Shares. Any payment to a Dissenting Shareholder in respect of his, her, or its Company Common Shares pursuant to this Section 4.2 is intended to qualify as a redemption under section 302(a) of the Code for all United States federal income tax purposes.

4.3	Dissenting Shareholders whoare ultimately not entitled, for any reason, to be paid by the Company the fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement in respect of those Company Common Shares on the same basis as a non-Dissenting Shareholder, and shall be entitled to receive their portion of the Exchange Consideration from Amalco in the same manner as such a non-Dissenting Shareholder, provided such Dissenting Shareholders comply with Article 5 of this Plan of Arrangement.

4.4	In no case shall Prospector, Newco, Amalco, the Company, the Surviving Company, the Exchange Agent or any other Person be required to recognize a Dissenting Shareholder as a holder of Company Common Shares or any interest therein (other than the rights set out in this Article 4) immediately after the Company Share Conversion and the name of each such Dissenting Shareholder shall be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company immediately after the Company Share Conversion, as provided in Section 3.1(g)(iii).

4.5	For greater certainty, in addition to any other restrictions in the Interim Order, no Person shall be entitled to exercise Arrangement Dissent Rights with respect to Company Common Shares in respect of which a Person has voted in person or has instructed a proxyholder to vote in favour of the Company Arrangement Resolution at the Company Shareholders Meeting.

4.6	No Arrangement Dissent Rights shall be available to Company Option holders in connection with the Arrangement.

ARTICLE 5
CERTIFICATES AND PAYMENTS

5.1	On or prior to the Business Day preceding the Arrangement Effective Time, the Company will deposit or cause to be deposited with the Exchange Agent, for the benefit of and to be held on behalf of the Company Preferred Shareholders, certificates representing or evidence in book-entry form of, the Company Common Shares issuable to Company Preferred Shareholders pursuant to Section 3.1(f).

5.2	Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.1, the Company will be fully and completely discharged from its obligation to issue Company Common Shares to Company Preferred Shareholders pursuant to Section 3.1(f), and the rights of such holders will be limited to receiving, from the Exchange Agent, the Exchange Consideration to which they are entitled in accordance with this Plan of Arrangement.

5.3	On the Effective Date, immediately prior to the Arrangement Effective Time, Prospector and Newco will deposit or cause to be deposited with the Exchange Agent (i) for the benefit of and to be held on behalf of the holders of Prospector Shares and holders of Prospector Warrants entitled to receive Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants) pursuant to Section 3.1(b), evidence in book-entry form of the Amalco Shares and Amalco Warrants (including Amalco Vesting Sponsor Warrants), and (ii) for the benefit of and to be held on behalf of the Company Shareholders entitled to receive Amalco Shares pursuant to Section 3.1(h), evidence of the Exchange Consideration in book-entry form.

5.4	Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 5.3, each of Amalco and Surviving Company will be fully and completely discharged from its obligation to pay the Exchange Consideration and the Surviving Company Shares to the Company Shareholders pursuant to Section 3.1(h) and 3.1(j) respectively, and to issue the Amalco Shares and Surviving Company Shares to holders of Prospector Shares and the Amalco Warrants (including Amalco Vesting Sponsor Warrants) and Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants) to holders of Prospector New Warrants (including Prospector New Vesting Sponsor Warrants), in each case, pursuant to Section 3.1(b) and 3.1(j) respectively, and the rights of such holders will be limited to receiving, from the Exchange Agent, the Amalco Shares, Amalco Warrants (including Amalco Vesting Sponsor Warrants), Surviving Company Shares or Surviving Company Warrants (including Surviving Company Vesting Sponsor Warrants), as applicable, to which they are entitled in accordance with this Plan of Arrangement.

5.5	Until such time as a Company Shareholder deposits with the Exchange Agent a duly completed Letter of Transmittal, documents, certificates and instruments contemplated by the Letter of Transmittal, as applicable, and such other documents and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require, the payment or delivery to which such Company Shareholder is entitled will be delivered or paid to the Exchange Agent to be held as agent on behalf of and for the benefit of such Company Shareholder for delivery to such Company Shareholder without interest and net of all applicable withholdings and other taxes, if any, upon delivery of the Letter of Transmittal, documents, certificates and instruments contemplated by the Letter of Transmittal and such other documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) reasonably require.

5.6	Upon surrender to the Exchange Agent for cancellation of a certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares, a duly completed and executed Letter of Transmittal and such additional documents, certificates and instruments as the Exchange Agent, the Company or Prospector (or Surviving Company, as the case may be) may reasonably require, the holder of such surrendered certificate, or the deliverer of such Company Letter of Transmittal will be entitled to receive, and the Exchange Agent will, as promptly as practicable after the Arrangement Effective Time, deliver to such holder, the certificate(s) representing or other evidence of, the Exchange Consideration that such Company Shareholder is entitled to receive under the Arrangement, and any certificate so surrendered will forthwith be cancelled.

5.7	If any former Company Shareholder fails to deliver to the Exchange Agent the certificates, documents or instruments required to be delivered to the Exchange Agent under this Article 5 in order for such former Company Shareholder to receive the consideration which such former holder is entitled to receive pursuant to Section 3.1 on or before the day immediately prior to the sixth anniversary of the Arrangement Effective Time, and any right or claim to payment hereunder that remains outstanding, on the day before the sixth anniversary of the Arrangement Effective Time, (i) will cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of Arrangement will terminate and anyapplicable consideration held by the Exchange Agent in trust for such former holder will be deemed to be surrendered and forfeited to Surviving Company or its successors for no consideration, and (ii) any certificate representing Company Shares formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Surviving Company and will be cancelled. None of the Company, Amalco or Surviving Company or any of their respective successors, will be liable to any Person in respect of any consideration (including any consideration previously held by the Exchange Agent in trust for any such former holder) which is forfeited to the Company, Amalco or Surviving Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

5.8	After the Arrangement Effective Time and until surrendered as contemplated by this Article 5, each certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares will be deemed at all times to represent only the right to receive certificate(s) representing or other evidence of, the Amalco Shares that such Company Shareholder is entitled to receive in accordance with this Article 5, less any amounts withheld pursuant to Section 6.2.

5.9	If any certificate that immediately prior to the Arrangement Effective Time represented oneor more outstanding Company Shares that were exchanged pursuant to Article 3 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, the Amalco Shares that such Person is entitled to receive pursuant to Article 3, deliverable in accordance with such holder’s Letter of Transmittal.

5.10	When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered must, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Company, Amalco or Surviving Company and the Exchange Agent in such sum as the Company, Amalco, Surviving Company and the Exchange Agent may direct or otherwise indemnify the Company, Amalco, Surviving Company and the Exchange Agent in a manner satisfactory to the Company, Amalco, Surviving Company and the Exchange Agent against any claim that may be made against the Company, Amalco, Surviving Company or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

5.11	In no event will any Person be entitled to a fractional Amalco Share or Surviving Company. Where the aggregate number of Amalco Shares or Surviving Company Shares to be issued to a Person pursuant to the Plan of Arrangement would result in a fraction of an Amalco Share or Surviving Company Share being issuable, the number of Amalco Shares or Surviving Company Shares to be received by such Person will be rounded down to the nearest whole Amalco Share or Surviving Company Share, as applicable.

ARTICLE 6

EFFECT OF THE ARRANGEMENT; WITHHOLDINGS

6.1	From and after the Arrangement Effective Time: (a) this Plan of Arrangement will take precedence and priority over any and all Affected Securities issued prior to the Arrangement Effective Time, (b) the rights and obligations of the Affected Securityholders, the Company, Prospector, Newco, Amalco, Surviving Company the Exchange Agent and any transfer agent or other exchange agent therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities will be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

6.2	Notwithstanding anything in this Plan of Arrangement to the contrary, Prospector, Amalco, the Surviving Company, the Group Companies, the Exchange Agent, and any Person on their behalf (each, a “Payor”) shall be entitled to take such actions as are necessary to deduct or withhold (or cause to be deducted or withheld) from any amounts (including any other consideration) payable or otherwise deliverable to any Person pursuant to the Arrangement, the Business Combination Agreement or this Plan of Arrangement such Taxes as are required to be deducted or withheld under applicable Tax Laws. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of the Arrangement, the Business Combination Agreement and this Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding was made and Payor shall furnish such Person within a reasonable amount of time with documentation evidencing such deduction or withholding. Any Payor is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or othersecurity deliverable to such Person as is necessary to provide sufficient funds to the applicable Payor to enable it to comply with such deduction or withholding requirement and the Payor shall notify within a reasonable amount of time such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) in accordance with applicable Tax Laws.

ARTICLE 7
AMENDMENTS

7.1	The Company and Prospector may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and Prospector, each acting reasonably, (iii) be filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (iv) be communicated to the Affected Securityholders if and as required by the Court.

7.2	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or Prospector at any time prior to the Company Shareholders Meeting or the Prospector Shareholders Meeting (provided that the Company or Prospector will have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting or the Prospector Shareholders Meeting, as applicable (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

7.3	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting will be effective only if (i) it is consented to in writing by each of the Company and Prospector (in each case, acting reasonably) and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders or holders of Prospector Shares voting in the manner directed by the Court.

7.4	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Surviving Company, provided that it concerns a matter which, in the reasonable opinion of Surviving Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

ARTICLE 8
FURTHER ASSURANCES

8.1	Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

LEDDARTECH HOLDINGS INC.

BY-LAW NO. 1

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

“Corporation” means LeddarTech Holdings Inc.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communications and any combination of such methods.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2 Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Section 1.3 Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

ARTICLE 2

BUSINESS OF THE CORPORATION

Section 2.1 Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Section 2.2 Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3 Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

ARTICLE 3
DIRECTORS

Section 3.1 Duties and Powers. Except as otherwise provided in the articles or by the Act, the business and affairs of the Corporation shall be managed by or under the direction of the board.

Section 3.2 Number of Directors. The Corporation shall be managed by a board composed of the fixed number of directors indicated in its articles. If the articles establish a minimum and a maximum number of directors, the board shall be composed of the fixed number of directors established by resolution passed by the board or, failing this, selected by the shareholders within such limits.

Section 3.3 Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.4 Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.5 Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Section 3.6 Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.7 Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.8 Quorum.

A majority of the number of directors in office constitutes a quorum at any meeting of the directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.9 Vacancies.

Subject to the Act and to the articles of the Corporation, a quorum of directors may fill a vacancy on the Board, except a vacancy resulting from:

(a)	an increase in the number or the minimum or maximum number of directors set out in the articles; or

(b)	a failure to elect the number or minimum number of directors required to be elected at any shareholder meeting.

Section 3.10 Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting.

Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.11 Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board.

Section 3.12 Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.12 and Section 7.11, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

(a)	the chair of the board;

(b)	the lead director, if any; or

(c)	the chief executive officer.

If no such person is present at the meeting or willing to act, the directors present will choose one of their number to chair the meeting.

Section 3.13 Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.14 Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.15 Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

ARTICLE 4
COMMITTEES

Section 4.1 Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2 Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.15 inclusive apply to committees of directors, with such changes as are necessary.

ARTICLE 5
OFFICERS

Section 5.1 Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Section 5.2 Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Section 5.3 Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.13 and Section 7.11, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.4 President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Section 5.5 Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Section 5.6 Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Section 5.7 Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

ARTICLE 6

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1 Limitation of Liability.

To the fullest extent permitted by the Act and other applicable law, as the same exists or as may hereafter be amended, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office. If the Act or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or other applicable law as so amended, automatically and without further action, upon the date of such amendment.

Section 6.2 Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3 Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

Section 6.4 Amendments.

Neither any amendment nor repeal of this Article 6, nor the adoption by amendment of these by-laws of any provision inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article 6, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE 7
SHAREHOLDERS

Section 7.1 Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors.

Section 7.2 Place of Meetings.

Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting.

Section 7.3 Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.4 Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.5 Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Section 7.6 Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii)  the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Section 7.7 Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Section 7.8 Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.9 Persons Entitled to Vote.

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act. The board or chair of any shareholders meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any shareholders meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Section 7.10 Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any shareholders meeting or the chairperson of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the shareholders meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive.

Section 7.11 Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons that is a director and is present at the meeting:

(a)	the chair of the board; or

(b)	the chief executive officer.

If no such person is present at the meeting or willing to act, the person selected by resolution of the board will preside as chair of the meeting of shareholders or, in the absence of such a resolution, the directors present will choose one of their number to preside as chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Section 7.12 Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.13 Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.14 Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.15 Advance Notice for Proposals.

(a)	No business may be transacted at an annual shareholders meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual meeting by or at the direction of the board or (iii) otherwise properly brought before the annual shareholder meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 7.15. For business to be properly brought before an annual shareholder meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 8.1. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

(b)	At a special shareholders meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board may be made at a special shareholders meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 8.1.

Section 7.16 Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 7.17 Storage of Ballots and Proxies.

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

ARTICLE 8
ADVANCE NOTICE

Section 8.1 Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1, at the discretion of the board, will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)	by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”):

(i)	who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth in this Article 8.

Section 8.2 Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Section 8.3 Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)	in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 8.3(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the twentieth (20th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the twenty-fifth (25th) day following the Notice Date.

In the event of an adjournment or postponement of a meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4 Proper Form of Notice.

(a)	To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person for the past five years;

(C)	the status of the person as a “resident Canadian” (as such term is defined in the Act);

(D)	the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(E)	full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

(A)	any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(ii)	as to the Nominating Shareholder giving the notice:

(A)	the name, age, business address and, if applicable, residential address of such Nominating Shareholder or, if the Nominating Shareholder is not the beneficial owner of all of the voting securities, the name, age, business address and, if applicable, residential address of the beneficial owner;

(B)	the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(C)	full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(D)	full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(E)	full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(F)	full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(G)	full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)	full particulars of any performance-related fees (other than an asset- based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(I)	full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(J)	full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(K)	a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(L)	a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(M)	any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

(b)	A Nominating Shareholders’ notice to the board must also state:

(ii)	whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

(iii)	whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52- 110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Exchange Act, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

(c)	Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 8.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a shareholders meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a shareholders meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 8.4 have been satisfied.

(d)	In addition to the provisions of this Section 8.4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(e)	Notwithstanding any other provision of this Section 8.4, notice given to the corporate secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(f)	The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(g)	All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

(h)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.4. For greater certainty, nothing in this Section 8.4 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 3.9.

Section 8.5 Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6 Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7 Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

ARTICLE 9
SECURITIES

Section 9.1 Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Section 9.2 Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Section 9.3 Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

ARTICLE 10
PAYMENTS

Section 10.1 Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 10.2 Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 10.3 Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

ARTICLE 11
FORUM SELECTION

Section 11.1 Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Quebec, Canada and the appellate courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Quebec (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Quebec in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

ARTICLE 12
MISCELLANEOUS

Section 12.1 Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Section 12.2 Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 12.3 Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 12.4 Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

ARTICLE 13
EFFECTIVE DATE

Section 13.1 Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2 Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.